Exhibit 3.1

THIRD AMENDED AND RESTATED BYLAWS
OF
TRANSDIGM GROUP INCORPORATED

Article I
OFFICES.
The registered office of TRANSDIGM GROUP INCORPORATED (the “Corporation”) shall be located in the State of Delaware and shall be at such address as shall be set forth in the Second Amended and Restated Certificate of Incorporation of the Corporation (as amended (including by any certificate of designations) or amended and restated from time to time, the “ Certificate of Incorporation ”). The registered agent of the Corporation at such address shall be as set forth in the Certificate of Incorporation. The Corporation may also have such other offices at such other places, within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time designate or the business of the Corporation may require.
Article II
STOCKHOLDERS.
Section 1.    Annual Meeting. The annual meeting of stockholders for the election of directors and the transaction of any other business shall be held on such date and at such time and in such place, either within or without the State of Delaware, as shall from time to time be designated by the Board of Directors. At the annual meeting any business may be transacted and any corporate action may be taken, whether stated in the notice of meeting or not, except as otherwise expressly provided by statute, the Certificate of Incorporation or these Bylaws.
Section 2.    Special Meetings. Special meetings of the stockholders for any purpose may be called, and business to be considered at any such meeting may be proposed, at any time exclusively by the Board of Directors, by the Chairman of the Board of Directors or by the Chief Executive Officer, and shall be called by the Chief Executive Officer at the request of the holders of at least a majority of the outstanding shares of capital stock entitled to vote. Special meetings shall be held at such place or places within or without the State of Delaware as shall from time to time be designated by the Board of Directors. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.
Section 3.    Notice of Meetings. Written notice of the time and place of any stockholder’s meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote thereat, by personal delivery or by mailing, at the stockholder’s address as it appears upon the records of the Corporation at least ten (10) days but not more than sixty (60) days before the day of the meeting. Notice of any adjourned meeting need not be given except by announcement at the meeting so adjourned, unless otherwise ordered in connection with such adjournment. Such further notice, if any, shall be given as may be required by law.
Section 4.    Notice of Stockholder Business at Annual Meeting.
(a)    At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of a majority of the members of the Board of Directors, or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in paragraph (b) of this Section 4, who shall be entitled to vote at such meeting, and who complies with the notice procedures set forth in paragraph (b) of this Section 4.

(b)    For business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a) of this Section 4, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation at the Corporation’s principal place of business and such business must be a proper subject for stockholder action under the General Corporation Law of the State of Delaware (the “ DGCL ”). To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting; provided , however , that in the event that the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the stockholder to be timely must be delivered to or mailed and received at the principal executive offices of the Corporation no later than the close of business on the tenth (10 th ) day following the earlier of (i) the date on which notice of the date of the meeting was mailed and (ii) the date on which public disclosure of the meeting date was made. A stockholder’s notice to the Secretary with respect to business to be brought at an annual meeting shall set forth (1) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption, and the reasons for conducting that business at the annual meeting, (2) with respect to each such stockholder, that stockholder’s name and address (as they appear on the records of the Corporation), business address and telephone number, residence address and telephone number, and the number of shares of each class of capital stock of the Corporation beneficially owned by that stockholder, (3) any material interest of the stockholder in the proposed business, (4) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and (5) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.
(c)    Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 4. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed in these Bylaws, and if the chairman should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Nothing in this Section 4 shall relieve a stockholder who proposes to conduct business at an annual meeting from complying with all applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the “ Exchange Act ”), and the rules and regulations thereunder.
(d)    Notwithstanding the foregoing terms of this Article II, Section 4, any stockholder wishing to nominate a person for election to the Board of Directors at any annual meeting of stockholders must comply with the terms set forth in Article III, Section 3 or Section 4, as applicable.
Section 5.    Quorum. Any number of stockholders, together holding at least a majority of the capital stock of the Corporation issued and outstanding and entitled to vote, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of all business, except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws.
Section 6.    Adjournment of Meetings. If less than a quorum shall attend at the time for which a meeting shall have been called, the meeting may adjourn from time to time upon a determination to so adjourn the meeting by the chairman of the meeting or by a majority vote of the stockholders present or represented by proxy and entitled to vote, in each case without notice other than by announcement at the meeting until a quorum shall attend. Any meeting at which a quorum is present may also be adjourned in like manner and for such time or upon such call as may be determined by the chairman of the meeting or a majority vote of the stockholders present or represented by proxy and entitled to vote. At any adjourned meeting at which a quorum shall be present, any business may be transacted and any corporate action may be taken which might have been transacted at the meeting as originally called.

Section 7.    Voting List. The Secretary shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who may be present.
Section 8.    Voting. Each stockholder entitled to vote at any meeting may vote either in person or by proxy, but no proxy shall be voted on or after three (3) years from its date, unless said proxy provides for a longer period. Except as otherwise provided by the Certificate of Incorporation, each stockholder entitled to vote shall at every meeting of the stockholders be entitled to one (1) vote for each share of stock registered in his, her or its name on the record of stockholders. The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. In respect of all other matters, when a quorum is present, and except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, such matters shall be determined by the affirmative vote of the majority of shares present in person or by proxy and entitled to vote on the subject matter.
Section 9.    Record Date of Stockholders. The Board of Directors is authorized to fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purposes, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and, in such case, such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation, after such record date fixed as aforesaid.
Section 10.    Action Without Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.
Section 11.    Conduct of Meetings. The Chairman of the Board of Directors, or if there be none, or in the Chairman’s absence, the Chief Executive Officer, or in the Chief Executive Officer’s absence, the President or any other person designated by the Board of Directors, shall preside at all annual or special meetings of stockholders. The chairman of the meeting shall preside over and conduct the meeting in a fair and reasonable manner, and all questions of procedure or conduct of the meeting shall be decided solely by the chairman of the meeting. The chairman of the meeting shall have all power and authority vested in a presiding officer by law or practice to conduct an orderly meeting. Among other things, the chairman of the meeting shall have the power to adjourn or recess the meeting; to silence or expel persons to ensure the orderly conduct of the meeting; to declare motions or persons out of order; to prescribe rules of conduct and an agenda for the meeting; to impose reasonable time limits on questions and remarks by any stockholder; to limit the number of questions a stockholder may ask; to limit the nature of questions and comments to one subject matter at a time as dictated by any agenda for the meeting; to limit the number of speakers or persons addressing the chairman of the meeting or the meeting; to determine the polls will close; to limit the attendance at the meeting to stockholders of record, beneficial owners of stock who present letters from the record holders confirming their status as beneficial owners and the proxies of such record and beneficial holders, and to limit the number of proxies a stockholder may name. The Secretary, or in the absence of the Secretary, an assistant Secretary shall act as the secretary of the meeting, but in the absence of the Secretary and any assistant Secretary, the chairman of the meeting may appoint any person to act as the secretary of the meeting.
Section 12.    Requests for Stockholder List and Corporation Records. Stockholders shall have those rights afforded under the DGCL to inspect a list of stockholders and other related records and make copies or extracts therefrom. Such request shall be in writing in compliance with Section 220 of the DGCL. In addition, any stockholder making such request must agree that any information so inspected, copied or extracted by the stockholder shall be kept confidential, that any copies or extracts of such information shall be returned to the Corporation and that such information shall only be used for the purpose stated in the request. Information so requested shall be made available for inspecting, copying or extracting at the principal executive offices of the Corporation. Each stockholder desiring a photostatic or other duplicate copies of any such information requested shall make arrangements to provide such duplicating or other equipment necessary in the city where the Corporation’s principal executive offices are located. Alternative arrangements with respect to this Section 12 may be permitted in the discretion of the Chief Executive Officer of the Corporation or by a vote of the Board of Directors.
Section 13.    Inspectors. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors, who may be employees of the Corporation, to act at such meeting or any adjournment thereof. If any of the inspectors so appointed fails to appear or act, the chairman of the meeting may appoint one or more alternate inspectors. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.
Article III
DIRECTORS.
Section 1.    Number and Qualifications. Subject to the terms of the Certificate of Incorporation, the Board of Directors shall consist of such number as may be fixed from time to time by resolution of the Board of Directors. The directors need not be stockholders.

Section 2.    Election and Term. Directors shall be elected at each annual meeting of stockholders, and each director so elected shall hold office until a successor is duly elected and qualified or until the director’s earlier death, resignation or removal.
Section 3.    Nomination of Director Candidates.
(a)    Nominations of persons for election to the Board of Directors at a meeting of stockholders may be made (i) by or at the direction of the Board of Directors or a committee thereof, (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in paragraph (b) of this Section 3, who shall be entitled to vote for the election of the director so nominated, and who complies with the notice procedures set forth in paragraph (b) of this Section 3, or (iii) by any Eligible Stockholder (as defined in Section 4(a) of this Article III) whose Stockholder Nominee (as defined in Section 4(a)) is included in the Corporation’s proxy materials for such meeting pursuant to Section 4 of this Article III and who otherwise complies with the requirements thereof.
(b)    Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation at the Corporation’s principal executive offices. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided , however , that in the event that the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the stockholder to be timely must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the tenth (10 th ) day following the earlier of (A) the date on which notice of the date of the meeting was mailed and (B) the date on which public disclosure of the meeting date was made, and (ii) in the case of a special meeting at which directors are to be elected, not later than the close of business on the tenth (10 th ) day following the earlier of (x) the date on which notice of the date of the meeting was mailed and (y) the date on which public disclosure of the meeting date was made. In no event shall the adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the purposes of making a nomination pursuant to this Section 3.
(c)    Such notice shall set forth, as to the stockholder submitting such nomination (i) if the nomination is submitted by a stockholder of record, (A) the name and address, as they appear on the records of the Corporation, of such stockholder of record and the name and address of the beneficial owner, if different, on whose behalf the nomination is made, (B) the class and number of shares of the Corporation which are beneficially owned and owned of record by such stockholder of record and such beneficial owner, (C) a description of all arrangements or understandings between such stockholder of record or such beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations are to be made by such stockholder, (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder of record or such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for a contested election of directors pursuant to Regulation 14A under the Exchange Act.
(d)    Such notice shall set forth as to each nominee for election as a director: (i) all information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors, or that otherwise would be required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to serving as a director if elected and, if applicable, to being named in the proxy statement as a nominee), (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate therewith or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant (iii) a written representation and agreement from each nominee that such nominee (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a director of the Corporation, will act or vote on any issue or question (“Voting Commitment”) that has not been disclosed to the Corporation, or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation with such person’s fiduciary duty under applicable law , (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, (C) has read and will comply with the Corporation's code of ethics, corporate governance guidelines, stock ownership and trading policies and guidelines and any other policies or guidelines of the Corporation applicable to directors and (D) will make such other acknowledgments, enter into such agreements and provide such information as the Board of Directors requires of all directors, including promptly submitting all completed and signed questionnaires required of the Corporation's directors.
(e)    The election of any director in violation of this Section 3 shall be void and of no force or effect. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures so prescribed by these Bylaws, and if the chairman should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 3, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3.
Section 4.    Inclusion of Stockholder Director Nominations in the Corporation’s Proxy Materials.
(a)    Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders (following the 2018 Annual Meeting of Stockholders), subject to the provisions of this Section 4, the Corporation shall include in its proxy statement for such annual meeting, the name, together with the Required Information (as defined below), of any person nominated for election (the "Stockholder Nominee") to the Board of Directors by a stockholder or group of no more than 20 stockholders that satisfies the requirements of this Section 4 (the "Eligible Stockholder") and that expressly elects at the time of providing the notice required by this Section 4 (the "Notice of Proxy Access Nomination") to have such nominee included in the Corporation's proxy materials pursuant to this Section 4. Two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended (such funds together under each of (i), (ii) or (iii) comprising a “Qualifying Fund”), shall be treated as one stockholder for the purpose of determining the aggregate number of holders under this Section 4, provided that each fund comprising a Qualifying Fund otherwise meets the requirements set forth in this Section 4. No stockholder may be a member of more than one group constituting an Eligible Stockholder for any annual meeting. For purposes of this Section 4, the "Required Information" that the Corporation will include in its proxy statement is (i) the information provided to the Secretary of the Corporation concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation's proxy statement pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and (ii) if the Eligible Stockholder so elects, a Supporting Statement (as defined below).

(b)    To be timely, the Notice of Proxy Access Nomination must be delivered to or be mailed and received by the Secretary at the principal place of business of the Corporation not less than 120 days and not more than 150 days prior to the first anniversary of the date (as stated in the Corporation’s definitive proxy materials) the Corporation distributed its definitive proxy statement to stockholders for the previous year's annual meeting of stockholders, except that in the event that annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), the Notice of Proxy Access Nomination shall be given in the manner provided herein by the later of the close of business on the date that is 180 days prior to such Other Meeting Date or the tenth day following the date such Other Meeting Date is first publicly announced or disclosed. In no event shall the adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination pursuant to this Section 4.
(c)    The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation's proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of two or 20% of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 4 (the "Final Proxy Access Nomination Date") or, if such amount is not a whole number, the closest whole number below 20%. In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees included in the Corporation's proxy materials shall be calculated based on the number of directors in office as so reduced. For purposes of determining when the maximum number of Stockholder Nominees provided for in this Section 4 has been reached, each of the following persons shall be counted as one of the Stockholder Nominees: (i) any individual nominated by an Eligible Stockholder who is included in the Corporation's proxy materials pursuant to this Section 4 who withdraws from or becomes ineligible or unavailable for election at the meeting, (ii) any individual nominated by an Eligible Stockholder for inclusion in the Corporation's proxy materials pursuant to this Section 4 whom the Board of Directors decides to nominate for election to the Board of Directors, (iii) any director in office as of the Final Proxy Access Nomination Date who was included in the Corporation's proxy materials as a Stockholder Nominee for either of the two preceding annual meetings of stockholders (including any individual counted as a Stockholder Nominee pursuant to the immediately preceding clause (ii)) and whom the Board of Directors decides to nominate for re-election to the Board of Directors, (iv) any individual nominated by a Stockholder for election at the meeting pursuant to the advance notice provision in Section 3 and (v) any individual to be included in the Corporation’s proxy materials for such annual meeting as a nominee unopposed by the Corporation pursuant to any agreement, arrangement or other understanding with any stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with the acquisition of capital stock by such stockholder or group of stockholders, from the corporation); provided, however, that the maximum number of Stockholder Nominees reduced solely by application of clause (iv) shall not be less than one. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation's proxy materials pursuant to this Section 4 shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation's proxy materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 4 exceeds the maximum number of Stockholder Nominees provided for in this Section 4. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 4 exceeds the maximum number of Stockholder Nominees provided for in this Section 4, the highest ranking Stockholder Nominee who meets the requirements of this Section 4 from each Eligible Stockholder will be selected for inclusion in the Corporation's proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of common stock of the Corporation each Eligible Stockholder disclosed as owned in its Notice of Proxy Access Nomination. If the maximum number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 4 from each Eligible Stockholder has been selected, then the next highest ranking

Stockholder Nominee who meets the requirements of this Section 4 from each Eligible Stockholder will be selected for inclusion in the Corporation's proxy materials, and this process will continue as many times as necessary, following the same order each time, until the maximum number is reached.
(d)    In order to make a nomination pursuant to this Section 4, an Eligible Stockholder must have owned (as defined below) at least 3% of the Corporation's outstanding common stock as of the most recent date for which such amount is provided in any filing by the Corporation with the Securities and Exchange Commission (the "Required Shares") continuously for at least three years (the "Minimum Holding Period") as of both the date the Notice of Proxy Access Nomination is delivered to the Secretary of the Corporation in accordance with this Section 4 and the record date for determining the stockholders entitled to receive notice of the annual meeting, and must continue to own the Required Shares through the date of the annual meeting. For purposes of this Section 4, an Eligible Stockholder shall be deemed to "own" only those outstanding shares of common stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, if, in any such case, such instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder's or its affiliates' full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate. A stockholder shall "own" shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder's ownership of shares shall be deemed to continue during any period in which the stockholder has loaned such shares or delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which in either case is revocable at any time by the stockholder provided, however, if shares are loaned, such shares are actually recalled not more than five business days after being notified that any of its Stockholder Nominees will be included in the Corporation’s proxy statement. The terms "owned," "owning" and other variations of the word "own" shall have correlative meanings. Whether outstanding shares of the common stock of the Corporation are "owned" for these purposes shall be determined by the Board of Directors or any committee thereof. For purposes of this Section 4, the term "affiliate" or "affiliates" shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.
(e)    To be in proper form for purposes of this Section 4, the Notice of Proxy Access Nomination must include or be accompanied by the following:
(1)    one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the Notice of Proxy Access Nomination is delivered to or mailed and received by the Secretary of the Corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder's agreement to provide, within five business days after the record date for determining the stockholders entitled to receive notice of the annual meeting, one or more written statements from the record holder and such intermediaries verifying the Eligible Stockholder's continuous ownership of the Required Shares through the record date;

(2)    a copy of the Schedule 14N that has been filed with the United States Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;
(3)    the information and representations that would be required to be set forth in a stockholder's notice of a nomination pursuant to Section 3 of this Article III (including the written consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected);
(4)    a representation that the Eligible Stockholder (A) will continue to hold the Required Shares through the date of the annual meeting, (B) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (C) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) it is nominating pursuant to this Section 4, (D) has not engaged and will not engage in, and has not and will not be a "participant" in another person's, "solicitation" within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (E) has not distributed and will not distribute to any stockholder of the Corporation any form of proxy for the annual meeting other than the form distributed by the Corporation, (F) has complied and will comply with all laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting, and (G) has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make such information, in light of the circumstances under which it was or will be made or provided, not misleading;
(5)    a representation as to the Eligible Stockholder's intentions with respect to continuing to own the Required Shares for at least one year following the annual meeting; and
(6)    an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of communications with the stockholders of the Corporation by the Eligible Stockholder, its affiliates and associates or their respective agents and representatives, either before or after providing a Notice of Proxy Access Nomination pursuant to this Section 4, or out of the facts, statements or other information that the Eligible Stockholder or its Stockholder Nominee(s) provided to the Corporation in connection with the inclusion of such Stockholder Nominee(s) in the Corporation's proxy materials, and (B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 4.
(f)    In addition to the information required pursuant to Section 4(e) or any other provision of these Bylaws, the Corporation also may require each Stockholder Nominee to furnish any other information (i) that may reasonably be requested by the Corporation to determine whether the Stockholder Nominee would be independent under the rules and listing standards of the principal United States securities exchanges upon which the common stock of the Corporation is listed or traded, any applicable rules of the U.S. Securities and Exchange Commission or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation's directors (collectively, the "Independence Standards"), (ii) that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such Stockholder Nominee or (iii) that may reasonably be required to determine the eligibility of such Stockholder Nominee to serve as a director of the Corporation.
(g)    The Eligible Stockholder may, at its option, provide to the Secretary of the Corporation, at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed 500 words, in support of each of the Stockholder Nominee(s)' candidacy (a "Supporting Statement"). Only one Supporting Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of its Stockholder Nominee(s). Notwithstanding anything to the contrary contained in this Section 4, the Corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation. Nothing in these Bylaws shall limit the Corporation’s ability to solicit against and include in the proxy materials its own statement relating to any stockholder nominee.
(h)    In the event that any information or communications provided by an Eligible Stockholder or a Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make such information, in light of the circumstances under which it was made or provided, not misleading, such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect. In addition, any person providing any information pursuant to this Section 4 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting and as of the date that is ten business days prior to such annual meeting or any adjournment or postponement thereof, and such update and supplement (or a written certification that no such updates or supplements are necessary and that the information previously provided remains true and correct as of the applicable date) shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for determining the stockholders entitled to receive notice of such annual meeting (in the case of the update and supplement required to be made as of the record date), and not later than seven business days prior to the date of the annual meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting).
(i)    Notwithstanding anything to the contrary contained in this Section 4, the Corporation shall not be required to include, pursuant to this Section 4, a Stockholder Nominee in its proxy materials (i) for any meeting of stockholders for which the Secretary of the Corporation receives notice that the Eligible Stockholder or any other stockholder intends to nominate one or more persons for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees set forth in Section 3 of this Article III, (ii) if such Stockholder Nominee would not be an independent director under the Independence Standards, as determined by the Board of Directors or any committee thereof, (iii) if such Stockholder Nominee's election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the principal United States securities exchanges upon which the common stock of the Corporation is listed or traded, or any applicable state or federal law, rule or regulation, (iv) if such Stockholder Nominee is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (v) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years, (vi) if such Stockholder Nominee or the Eligible Stockholder who nominated such Stockholder Nominee provides any facts, statements or other information to the Corporation or its stockholders required or requested pursuant to this Section 4 that is not true and correct in all material respects or that omits a material fact necessary to make such information, in light of the circumstances in which it is made or provided, not misleading, or (vii) if such Stockholder Nominee or the Eligible Stockholder who nominated such Stockholder Nominee otherwise contravenes any of the agreements or representations made by such Stockholder Nominee or Eligible Stockholder or fails to comply with its obligations pursuant to this Section 4.
(j)    Notwithstanding anything to the contrary set forth herein, if (i) a Stockholder Nominee and/or the applicable Eligible Stockholder breaches any of its or their obligations, agreements or representations under this Section 4 or (ii) the Stockholder Nominee otherwise becomes ineligible for inclusion in the Corporation's proxy materials pursuant to this Section 4 or dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director of the Corporation, in each case as determined by the Board of Directors, any committee thereof or the chairman of the annual meeting, (x) the Corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting, (y) the Corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder and (z) the Board of Directors or the chairman of the annual meeting shall declare such nomination to be invalid, such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation and the named proxies will not vote any proxies received from stockholders with respect to such Stockholder Nominee. In addition, if the Eligible Stockholder (or a representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Section 4, such nomination shall be disregarded as provided in clause (z) above.
(k)    Whenever the Eligible Stockholder consists of a group of stockholders, (i) each provision in this Section 4 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate their shareholdings in order to meet the 3% ownership requirement of the "Required Shares" definition), (ii) a breach of any obligation, agreement or representation under this Section 4 by any member of such group shall be deemed a breach by the Eligible Stockholder and (iii) the Notice of Proxy Access Nomination must designate one member of the group for purposes of receiving communications, notices and inquiries from the Corporation and otherwise authorize such member to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 4 (including withdrawal of the nomination). Whenever the Eligible Stockholder consists of a group of stockholders aggregating their shareholdings in order to meet the 3% ownership requirement of the "Required Shares" definition, (x) such ownership shall be determined by aggregating the lowest number of shares continuously owned (as defined in Section 4(d) hereof) by each such stockholder during the Minimum Holding Period and (y) the Notice of Proxy Access Nomination must indicate, for each such stockholder, such lowest number of shares continuously owned by such stockholder during the Minimum Holding Period. No person may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting. For the avoidance of doubt, a stockholder may withdraw from a group of stockholders constituting an Eligible Stockholder at any time prior to the annual meeting and if, as a result of such withdrawal, the Eligible Stockholder no longer owns the Required Shares, the nomination shall be disregarded as provided in Section 4(j).
(l)    Any Stockholder Nominee who is included in the Corporation's proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least 25% of the votes cast in favor of such Stockholder Nominee's election, will be ineligible to be a Stockholder Nominee pursuant to this Section 4 for the next two annual meetings of stockholders. For the avoidance of doubt, the immediately preceding sentence shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to and in accordance with Section 3 of this Article III.
(m)    This Section 4 provides the exclusive method for a stockholder to include nominees for election to the Board of Directors in the Corporation's proxy materials.
Section 5.    Removal and Resignation of Directors. Any director or the entire Board of Directors may be removed only in the circumstances set forth in the Certificate of Incorporation, either at meetings of stockholders at which directors are elected, a special meeting of the stockholders or by written consent without a meeting in accordance with the DGCL, and the office of such director shall forthwith become vacant. Any director may resign at any time. Such resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chief Executive Officer or the Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless so specified therein.
Section 6.    Filling of Vacancies. Any vacancy among the directors, occurring from any cause whatsoever, may be filled by a majority of the remaining directors, though less than a quorum; provided, however , that the stockholders removing any director may at the same meeting fill the vacancy caused by such removal; and provided further, that if the directors fail to fill any such vacancy, the stockholders may at any special meeting called for that purpose fill such vacancy. In case of any increase in the number of directors, the additional directors may be elected by the directors in office before such increase. Any person elected to fill a vacancy shall hold office, subject to the terms of the Certificate of Incorporation, until the earlier of the expiration of the term of office of the director who he or she has replaced, a successor is duly elected and qualified or the earlier of such director’s death, resignation or removal.
Section 7.    Regular Meetings. The Board of Directors shall hold an annual meeting for the purpose of organization and the transaction of any business immediately after the annual meeting of the stockholders, provided a quorum of directors is present. Other regular meetings may be held at such times as may be determined from time to time by resolution of the Board of Directors.
Section 8.    Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, if any, by the Chief Executive Officer or by any two directors.
Section 9.    Notice and Place of Meetings. Meetings of the Board of Directors may be held at the principal office of the Corporation, or at such other place as shall be stated in the notice of such meeting. Notice of any special meeting, and, except as the Board of Directors may otherwise determine by resolution, notice of any regular meeting also, shall be mailed to each director addressed to the director at his or her residence or usual place of business at least two (2) days before the day on which the meeting is to be held, or if sent to the director at such place by facsimile, telegraph or cable, or delivered personally or by telephone, not later than the day before the day on which the meeting is to be held. No notice of the annual meeting of the Board of Directors shall be required if it is held immediately after the annual meeting of the stockholders and if a quorum is present.
Section 10.    Business Transacted at Meetings, etc. Any business may be transacted and any corporate action may be taken at any regular or special meeting of the Board of Directors at which a quorum shall be present, whether such business or proposed action be stated in the notice of such meeting or not, unless special notice of such business or proposed action shall be required by statute.
Section 11.    Quorum. A majority of the Board of Directors at any time in office shall constitute a quorum. At any meeting at which a quorum is present, the vote of a majority of the members present shall be the act of the Board of Directors unless the act of a greater number is specifically required by law or by the Certificate of Incorporation or these Bylaws. The members of the Board of Directors shall act only as the Board of Directors and the individual members thereof shall not have any powers as such.
Section 12.    Compensation. The Board of Directors shall have the authority to fix the form and amount of compensation paid to directors, including fees and reimbursement of expenses incurred in connection with attendance at regular or special meetings of the Board of Directors or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.
Section 13.    Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of

Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or committee.
Section 14.    Meetings Through Use of Communications Equipment. Members of the Board of Directors, or any committee designated by the Board of Directors, shall, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, have the power to participate in and act at a meeting of the Board of Directors, or any committee, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.
Article IV
COMMITTEES.
Section 1.    Audit Committee. Unless not required by the New York Stock Exchange, or such other national securities exchange or stock market on which the Corporation’s securities may be listed, and federal securities and other laws, rules and regulations, the Board of Directors shall have an Audit Committee comprised of such directors as may be determined from time to time by the Board of Directors; provided, however, that the composition of the Audit Committee shall comply, to the extent required, with the requirements of the New York Stock Exchange, or such other national securities exchange or stock market on which the Corporation’s securities may be listed, and federal securities and other laws, rules and regulations. The Audit Committee shall have the powers and perform the duties set forth in the audit committee charter adopted by the Board of Directors.
Section 2.    Compensation Committee. Unless not required by the New York Stock Exchange, or such other national securities exchange or stock market on which the Corporation’s securities may be listed, and federal securities and other laws, rules and regulations, the Board of Directors shall have a Compensation Committee comprised of such directors as may be determined from time to time by the Board of Directors; provided, however, that the composition of the Compensation Committee shall comply, to the extent required, with the requirements of the New York Stock Exchange, or such other national securities exchange or stock market on which the Corporation’s securities may be listed, and federal securities and other laws, rules and regulations. The Compensation Committee shall have the powers and perform the duties set forth in the compensation committee charter adopted by the Board of Directors.
Section 3.    Nominating and Corporate Governance Committee. Unless not required by the New York Stock Exchange, or such other national securities exchange or stock market on which the Corporation’s securities may be listed, and federal securities and other laws, rules and regulations, the Board of Directors shall have a Nominating and Corporate Governance Committee comprised of such directors as may be determined from time to time by the Board of Directors; provided, however, that the composition of the Nominating and Corporate Governance Committee shall, to the extent required, comply with the requirements of the New York Stock Exchange, or such other national securities exchange or stock market on which the Corporation’s securities may be listed, and federal securities and other laws, rules and regulations. The Nominating and Corporate Governance Committee shall have the powers and perform the duties set forth in the nominating and corporate governance committee charter adopted by the Board of Directors.
Section 4.    Executive Committee. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate two or more of their number to constitute an Executive Committee to hold office at the pleasure of the Board of Directors, which Committee shall, during the intervals between meetings of the Board of Directors, have and exercise all of the powers of the Board of Directors, other than such powers as are granted to the Audit Committee, the Compensation Committee or the Nominating and Corporate Governance Committee, in the management of the business and affairs of the Corporation, subject only to such restrictions or limitations as the Board of Directors may from time to time specify, or as limited by the DGCL, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it.
Section 5.    Other Committees. Other committees, whose members need not be directors, may be appointed by the Board of Directors or the Executive Committee, which committees shall hold office for such time and have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors or the Executive Committee.
Section 6.    Removal. Subject to the requirements of the New York Stock Exchange, or such other national securities exchange or stock market on which the Corporation’s securities may be listed, and federal securities and other laws, rules and regulations, each to the extent applicable, any member of any committee of the Board of Directors may be removed at any time, with or without cause, by the Board of Directors (or, in the case of a committee appointed by the Executive Committee, the Executive Committee), and any vacancy in a committee occurring from any cause whatsoever may be filled by the Board of Directors (or, in the case of a committee appointed by the Executive Committee, the Executive Committee). Any person ceasing to be a director shall ipso facto cease to be a member of any committee, including the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Executive Committee.
Section 7.    Resignation. Any member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.
Section 8.    Quorum. Unless otherwise specified by the Board of Directors, a majority of the members of a committee shall constitute a quorum. The act of a majority of those members of a committee present at any meeting at which a quorum is present shall be the act of such committee. The members of a committee shall act only as a committee, and the individual members thereof shall not have any powers as such.
Section 9.    Record of Proceedings, etc. Each committee shall keep a record of its acts and proceedings, and shall report the same to the Board of Directors when and as required by the Board of Directors.
Section 10.    Organization, Meetings, Notices, etc. A committee may hold its meetings at the principal office of the Corporation, or at any other place which a majority of the committee may at any time agree upon. Each committee may make such rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings. Unless otherwise ordered by the Executive Committee, any notice of a meeting of such committee may be given by the Secretary of the Corporation or by the chairman of the committee and shall be sufficiently given if mailed to each member at his or her residence or usual place of business at least two (2) days before the day on which the meeting is to be held, or if sent to the member at such place by facsimile, telegraph or cable, or delivered personally or by telephone not later than twenty-four (24) hours before the time at which the meeting is to be held.
Section 11.    Compensation. The members of any committee shall be entitled to such compensation as may be allowed them by resolution of the Board of Directors.
Article V
OFFICERS.
Section 1.    Number. The officers of the Corporation shall be a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary, a Treasurer and such other officers as may be appointed from time to time by the Board of Directors. Such other officers shall be elected or appointed in such manner, have such duties and hold their offices for such terms as may be determined from time to time by the Board of Directors.

Section 2.    Election, Term of Office and Qualifications. Each officer of the Corporation shall hold office until his or her successor shall have been duly chosen and shall qualify or until his or her earlier death, resignation or removal in the manner hereinafter provided. Except as otherwise provided by law, any number of offices may be held by the same person.
Section 3.    Removal of Officers. Any officer of the Corporation may be removed from office, with or without cause, by a vote of a majority of the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed, but the election of any officer shall not of itself create any contractual rights.
Section 4.    Resignation. Any officer of the Corporation may resign at any time. Such resignation shall be in writing and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary in order to make it effective, unless so specified therein.
Section 5.    Filling of Vacancies. A vacancy in any office shall be filled by the Board of Directors or by the authority appointing the predecessor in such office.
Section 6.    Compensation. The compensation of the officers shall be fixed by the Board of Directors, or by any committee upon whom power in that regard may be conferred by the Board of Directors.
Section 7.    Chairman of the Board of Directors. The Chairman of the Board of Directors, if any, shall be a director and shall preside at all meetings of the stockholders and the Board of Directors, and shall have such power and perform such duties as may from time to time be assigned to him or her by the Board of Directors.
Section 8.    Chief Executive Officer. In the absence of the Chairman of the Board of Directors, or if there be none, the Chief Executive Officer shall preside at all meetings of the stockholders and the Board of Directors. The Chief Executive Officer shall have power to call special meetings of the stockholders or of the Board of Directors or of the Executive Committee at any time. The Chief Executive Officer shall be the chief executive officer of the Corporation, and, subject to the direction of the Board of Directors, shall be responsible for the general direction of the business, affairs and property of the Corporation, and of its several officers, and shall have and exercise all such powers and discharge such duties as usually pertain to the office of Chief Executive Officer.
Section 9.    President. In the absence of the Chairman of the Board of Directors and the Chief Executive Officer, or if there be none, the President shall preside at all meetings of the stockholders and the Board of Directors. The President shall assist the Chief Executive Officer and, subject to the direction of the Board of Directors and the Chief Executive Officer, shall be responsible for the general direction of the business, affairs and property of the Corporation, and of its several officers, and shall have and exercise all such powers and discharge such duties as usually pertain to the office of President.
Section 10.    Chief Financial Officer. Subject to the direction of the Board of Directors and the Chief Executive Officer, the Chief Financial Officer will have and exercise all the powers and discharge the duties as usually pertain to the office of Chief Financial Officer or that are assigned to him or her by the Board of Directors or the Chief Executive Officer.
Section 11.    Vice-Presidents. The vice-president, or vice-presidents if there is more than one, will have and exercise all the powers and discharge the duties as may be assigned to them by the Board of Directors, the Chief Executive Officer or the President.

Section 12.    Secretary. The Secretary will keep the minutes of all meetings of the stockholders and all meetings of the Board of Directors and any committee in books maintained for that purpose. The Secretary may affix the seal of the Corporation to all instruments to be executed on behalf of the Corporation under its seal. The Secretary will perform the duties and have all other powers that are incident to the office of Secretary or that are assigned to him or her by the Board of Directors, the Chief Executive Officer or the President.
Section 13.    Treasurer. The Treasurer will have custody of all the funds and securities of the Corporation which may be delivered into his or her possession. The Treasurer may endorse on behalf of the Corporation for collection, checks, notes and other obligations, and will deposit the same to the credit of the Corporation in a depository or depositories of the Corporation, and may sign all receipts and vouchers for payments made to the Corporation. The Treasurer will enter or cause to be entered regularly in the books of the Corporation kept for that purpose, full and accurate accounts of all monies received and paid on account of the Corporation and whenever required by the Board of Directors will render statements of the accounts. The Treasurer will perform the duties and have all other powers that are incident to the office of Treasurer or that are assigned to him or her by the Board of Directors, the Chief Executive Officer or the President.
Article VI
CAPITAL STOCK.
Section 1.    Issue of Certificates of Stock. Certificates of capital stock shall be in such form as shall be approved by the Board of Directors. The certificates shall be numbered in the order of their issue and shall be signed by the Chairman of the Board of Directors, the Chief Executive Officer, President or one of the vice-presidents, and the Secretary or an assistant Secretary or the Treasurer or an assistant Treasurer, and the seal of the Corporation or a facsimile thereof shall be impressed or affixed or reproduced thereon; provided, however, that where such certificates are signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such Chairman of the Board of Directors, the Chief Executive Officer, President, vice-president, Secretary, assistant Secretary, Treasurer or assistant Treasurer may be facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon have not ceased to be such officer or officers of the Corporation.
Section 2.    Registration and Transfer of Shares. The name of each person owning a share of the capital stock of the Corporation shall be entered on the books of the Corporation together with the number of shares held by him, her or it, the numbers of the certificates covering such shares and the dates of issue of such certificates. The shares of stock of the Corporation shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment or power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. A record shall be made of each transfer. The Board of Directors may make other and further rules and regulations concerning the transfer and registration of certificates for stock and may appoint a transfer agent or registrar or both and may require all certificates of stock to bear the signature of either or both.
Section 3.    Lost, Destroyed and Mutilated Certificates. The holder of any stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificates therefor. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it and alleged to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representatives, to give the Corporation a bond, in such sum not exceeding double the value of the stock and with such surety or sureties as they may require, to indemnify it against any claim that may be made against it by reason of the issue of such new certificate and against all other liability in the premises.
Section 4.    Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person except as required by law.
Article VII
DIVIDENDS, SURPLUS, ETC.
Section 1.    General Discretion of Directors. The Board of Directors shall have power to fix and vary the amount to be set aside or reserved as working capital of the Corporation, or as reserves, or for other proper purposes of the Corporation, and, subject to the requirements of the Certificate of Incorporation, to determine whether any part of the surplus or net profits of the Corporation shall be declared as dividends and paid to the stockholders, and to fix the date or dates for the payment of dividends.
Article VIII
MISCELLANEOUS PROVISIONS.
Section 1.    Fiscal Year. The fiscal year of the Corporation shall commence on the first day of October and end on the last day of September.
Section 2.    Corporate Seal. The corporate seal shall be in such form as approved by the Board of Directors and may be altered at their pleasure. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
Section 3.    Notices. Except as otherwise expressly provided, any notice required to be given by these Bylaws will be sufficient if given by depositing the same in a post office or letter box in a sealed postpaid wrapper addressed to the person entitled to the notice at his, her or its address, as the same appears upon the books of the Corporation, or by electronic mail at his, her or its electronic mail address on record with the Corporation or by telegraphing or cabling the same to that person at that address, or by facsimile transmission to a number designated upon the books of the Corporation, if any; and the notice will be deemed to be given at the time it is mailed, sent by electronic mail, telegraphed or cabled, or sent by facsimile.
Section 4.    Waiver of Notice. Any stockholder or director may at any time, by writing or by telegraph or by cable, waive any notice required to be given under these Bylaws, and if any stockholder or director shall be present at any meeting his or her presence shall constitute a waiver of such notice, unless, at the beginning of the meeting, the stockholder (or his or her proxy) or director objects to holding the meeting or transacting business at the meeting or objects to considering a specific matter before it is voted upon.
Section 5.    Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall from time to time be designated by resolution of the Board of Directors.
Section 6.    Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such bank or banks, trust companies or other depositories as the Board of Directors may select, and, for the purpose of such deposit, checks, drafts, warrants and other orders for the payment of money which are payable to the order of the Corporation, may be endorsed for deposit, assigned and delivered by any officer of the Corporation, or by such agents of the Corporation as the Board of Directors, the Chief Executive Officer or the President may authorize for that purpose.
Section 7.    Voting Stock of Other Corporations. Except as otherwise ordered by the Board of Directors or the Executive Committee, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation or other form of business entity of which the Corporation is a stockholder or otherwise holds an interest and to execute a proxy to any other person to represent the Corporation at any such meeting, and at any such meeting the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer or the holder of any such proxy, as the case may be, shall possess and may exercise any and all rights and powers incident to ownership of such stock or other interest and which, as owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors or the Executive Committee may from time to time confer like powers upon any other person or persons.
Section 8.    Indemnification of Officers and Directors. Without limiting the terms set forth in the Certificate of Incorporation, the Corporation shall indemnify any and all of its directors or officers, including former directors or officers, and any employee, who shall serve as an officer or director of any corporation or other form of business entity at the request of this Corporation, to the fullest extent permitted under and in accordance with the laws of the State of Delaware.
Article IX
AMENDMENTS.
The Board of Directors shall have the power to make, rescind, alter, amend and repeal these Bylaws, provided, however , that the stockholders shall have power to rescind, alter, amend or repeal these Bylaws to the extent permitted in, and with the vote required by, the Certificate of Incorporation and these Bylaws.
Dated:                      , 2018

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